UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 30, 2007

BROOKE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	1-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas		66210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	Brooke Credit Corporation, a subsidiary of Brooke Corporation (Nasdaq: BXXX) and two of its affiliates entered into an Amended and Restated Receivables Financing Agreement dated as of March 30, 2007 (“Agreement”) among Brooke Acceptance Company 2007-1 LLC, as Borrower, Brooke Warehouse Funding, LLC, as Original Borrower, Purchaser and Transferor, and Brooke Credit Corporation, as Seller and Subservicer, and Fifth Third Bank, an Ohio banking corporation, as Lender. The Agreement amends and restates the Receivables Financing Agreement dated as of September 15, 2006, by and among Brooke Warehouse Funding, LLC, Brooke Credit Corporation and Fifth Third Bank primarily to replace the Original Borrower with the Borrower and increase the facility limit of the warehouse facility line of credit from $80,000,000 to $150,000,000. In connection with the revised warehouse facility, (1) Brooke Credit Corporation, from time to time, will sell certain loans originated by Brooke Credit Corporation to Brooke Warehouse Funding, LLC, (2) Brooke Warehouse Funding, LLC will, in turn, sell to Brooke Acceptance Company 2007-1 LLC a participation interest in such loans, (3) Fifth Third Bank will extend a credit facility to Brooke Acceptance Company 2007-1 LLC to provide funds to acquire such participation interests, and (4) the credit facility will be secured by Brooke Acceptance Company 2007-1 LLC’s interest in the loans. The terms of the revised warehouse facility documents provide for, among other things, an amended and restated performance guaranty by Brooke Corporation pursuant to which Brooke Corporation guaranties the performance of certain obligations of Brooke Credit Corporation subject to and as more fully provided for in the Agreement. Brooke Credit Corporation announced the entry into this Agreement in a press release dated April 5, 2007. A copy of the Agreement is furnished as Exhibit 10.1 to this current report on Form 8-K and a copy of the press release dated April 5, 2007 is furnished as Exhibit 99.1 to this current report on Form 8-K.

This press release may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that Brooke Corporation and its subsidiaries will achieve their short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for Brooke’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Receivables Financing Agreement dated March 30, 2007.

Exhibit 99.1	Press Release dated April 5, 2007 entitled “Brooke Credit Corporation Secures $150 Million in Off-Balance Sheet Financing.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 04/05/07

BROOKE CORPORATION

/s/ Anita F. Larson
Anita F. Larson President and Chief Operating Officer

Exhibits

Exhibit 10.1	Amended and Restated Receivables Financing Agreement dated March 30, 2007.

Exhibit 99.1	Press Release dated April 5, 2007 entitled “Brooke Credit Corporation Secures $150 Million in Off-Balance Sheet Financing.”